UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

____________________

Date of Report (Date of earliest event reported): October 10, 2005

CENUCO, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	033-25900	75-2228820
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

2000 Lenox Drive, Suite 202, Lawrenceville, New Jersey 08648
(Address of Principal Executive Offices) (Zip Code)

609-219-0930
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 140.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
__________________

Section 1 — Registrant’s Business and Operations

Item 1.01:	Entry into a Material Definitive Agreement.

On October 10, 2005 Cenuco, Inc. (the “Company”), a Delaware corporation, entered into agreements (collectively the “Financing Facility”) with Prencen, LLC, Highgate House Funds and Cornell Capital Partners, LP for equity and convertible debt financing to be used in connection with the acquisition of a series of brands from a leading Consumer Products company (the "Asset Acquisition"), the refinancing of existing debt and for general working capital purposes. The Financing Facility includes three elements: (i) proceeds of $25 million from the sale of shares of participating preferred stock at a price of $3.80 per share, convertible (subject to certain restrictions) into an aggregate of 6,578,947 shares of common stock, along with the issuance of warrants exercisable for a period of 5 years to acquire an aggregate of 1,973,684 shares of common stock at an exercise price of $4.37 per share; (ii) proceeds of $40 million from the issuance of a 24 month secured debenture, convertible into common stock at any time at a conversion price at $4.56 per share, bearing interest at 12% per annum, along with warrants ("Debt Warrants") exercisable for a period of 5 years to acquire 1,052,631 shares of common stock at an exercise price of $4.56 per share; and (iii) a standby equity subscription facility, providing for the sale of up to $100 million in common stock of the Company at 98% of the then current market price (as defined). The exercise price of the Debt Warrants noted above is subject to a discount to $0.95 per share in the event certain conditions of default are triggered under the secured debenture.

Proceeds from the Financing Facility will not be available until the completion of various corporate and securities law requirements, including a vote of the Company's shareholders to approve the issuance of the common stock and convertible securities to be issued or reserved for issuance under the Financing Facility. Prior to that date, the Company anticipates entering into a bridge loan for $65 million with the same parties involved in the Financing Facility. The Company anticipates finalizing the bridge loan prior to October 21, 2005.

The above description does not purport to be a complete statement of the parties’ rights and obligations under the Financing Facility and the transactions contemplated thereby. The above description is qualified in its entirety by reference to (i) the Securities Purchase Agreement dated as of October 10, 2005 between Cenuco, Inc. and Precen LLC, (ii) the Registration Rights Agreement dated as of October 10, 2005 between Cenuco, Inc. and Precen LLC, (iii) the Securities Purchase Agreement dated as of October 10, 2005 among Cenuco, Inc., Highgate House Funds, Ltd and Precen, LLC,  (iv) the Registration Rights Agreement dated as of October 10, 2005 among Cenuco, Inc. Highgate House Funds, Ltd and Precen LLC, (v) the Standby Equity Distribution Agreement dated as of October 10, 2005 between Cenuco, Inc. and Cornell Capital Partners, LP, and (vi) the Registration Rights Agreement dated as of October 10, 2005 between Cenuco, Inc. and Cornell Capital Partners, LP,  copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1 through 10.6, respectively, and which are incorporated herein by reference.

Section 7 - Regulation FD

Item 7.01:	Regulation FD Disclosure

On October 11, 2005, the Company issued a press release announcing the signing of the Financing Facility agreements. A copy of the press release is furnished and attached hereto as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in Exhibit 99.1 attached hereto is being furnished and is not deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") and is not otherwise subject to the liabilities of that section. Accordingly, the information in Exhibit 99.1 attached hereto will not be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Exchange Act unless specifically identified therein as being incorporated therein by reference.

Section 9 - Financial Items and Exhibits

Item 9.01	Financial Items and Exhibits

(a)	Not Applicable

(b)	Not Applicable

(c)	Exhibits

Number	Description

10.1	Securities Purchase Agreement dated as of October 10, 2005 between Cenuco, Inc. and Precen, LLC

10.2	Registration Rights Agreement dated as of October 10, 2005 between Cenuco, Inc. and Precen LLC

10.3	Securities Purchase Agreement dated as of October 10, 2005 among Cenuco, Inc., Highgate House Funds, Ltd and Precen, LLC

10.4	Registration Rights Agreement dated as of October 10, 2005 among Cenuco, Inc., Highgate House Funds, Ltd and Precen, LLC

10.5	Standby Equity Distribution Agreement dated as of October 10, 2005 between Cenuco, Inc. and Cornell Capital Partners, LP

10.6	Registration Rights Agreement dated as of October 10, 2005 between Cenuco, Inc. and Cornell Capital Partners, LP

99.1	Cenuco, Inc. Press Release dated October 11, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 13, 2005	CENUCO, INC.

	By:	/s/ Brian J. Geiger
Brian J. Geiger
Chief Financial Officer